UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: December 2, 2015

YaSheng Group
(Name of small business issuer as specified in its charter)

California	000-31899	33-0788293
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

805 Veterans Blvd., #228, Redwood City, CA		94063
(Address of principal executive offices		(Zip code)

(650) 363-8345
(Issuer’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement

Our principal shareholders holding 90.17% of our voting power have taken action by consent without a meeting approving the swap of all of the agricultural lease management rights of our wholly-owned subsidiary, Gansu Asia-America Trade Co., Ltd. (“GAAT”) in return for the long-term lease management rights to the agricultural properties of our sister company, Gansu Yasheng Agro-Industrial and Commerce Group Co. Ltd. (“GY”). The swap is being implemented pursuant to a Swap Agreement between GAAT and GY. Under the terms of the Swap Agreement, GAAT will transfer to GY its right to manage and operate seven companies which have the agricultural lease management rights, and GAAT will receive the agricultural long-term lease management rights held by GY.

The swap will be implemented by our parent corporation, Gansu Yasheng Salt Chemical Industrial Group, causing the parties from whom GY received the long-term agricultural lease management rights to transfer such rights directly to GAAT so that GAAT will have separate lease management contracts with each of the parties from whom GY, acquired those management rights. Pursuant to this overall, integrated plan, on September 22, 2015 five Agreements for the Circulation of Land Contracted Management Right (or “Lease Management Rights”) were entered into between GAAT and:

●	Linhai City Tengfei Fruit & Vegetable Professional Cooperative Tangerine Plantation (9,200 MU)

●	Linhai City Sitian Fruit & Vegetable Professional Cooperative Tangerine Plantation (16,000 MU)

●	Linhai City Sitian Fruit & Vegetable Professional Cooperative Broccoli Plantation (24,000 MU)

●	Taizhou City Huang Yan Hou Ao Asparagus and Bamboo Professional Cooperative Moso Bamboo Plantation (18,000 MU)

●	Xianju County Xiajing Golden Plum Farming and Breeding Professional Cooperative Waxberry Plantation (9,057 MU)

EFFECTIVE DATE OF SWAP

The swap out of GAAT’s right to manage and operate the seven companies which have the existing agricultural lease management rights to GY will occur  21 days after the date of mailing of our Preliminary Information Statement filed November 16, 2015, at which time the provisions for divesting all of GAAT’s right to manage and operate the seven companies which have the agricultural lease management rights pursuant to the Swap Agreement will be made effective. The swap in of GY’s Lease Management Rights shall be effective upon GY’s receipt of the rights to manage and operate the seven companies that have the existing agricultural lease management rights. The swap out and swap in will be effective and complete simultaneously.

Summary of Contract Terms of the Lease Management Rights GAAT Will Acquire Directly Which are Currently Held by GY

●	GAAT is entitled to the profits from managing the property and from the crops grown on the property until 2039.

●	GAAT may build production and living facilities on the land for purposes of producing the crops and housing any necessary farmhands on the property.

●	GAAT may not use the land for non-agricultural purposes.

●	GAAT may not re-lease the land to a third party or transfer the management rights to a third party.

●	At expiration of the lease management term, GAAT will be required to clean up all ground facilities and installations on the land.

Financial Terms of Swap

The Swap will be a non-currency transaction executed between GAAT and GY whereby there will be an exchange of GAAT’s farmlands, by which we mean GAAT’s right to manage and operate the seven companies which hold land use farming rights currently operated by GAAT, for those managed by GY. There will be no monetary payments made or received by GAAT or any party in connection with the Swap transaction.

COMPANIES HOLDING PROPERTIES BEING SWAPPED OUT

The names of the companies GAAT has the right to manage and operate and which have the long term land farming rights that it will be swapping out to GY are set forth in the following table:

COMPANIES

Gansu Tiaoshan Agricultural Industrial Commercial Group Co., Ltd

Gansu Hongtai Agricultural Technology Co., Ltd.

Gansu Xiaheqing Industrial Co., Ltd.

Gansu Jinta Hengsheng Agricultural Development Co., Ltd.

Gansu Jinta Xingsheng Industrial Co., Ltd.

Gansu Jinta Yongsheng Agricultural Development Company.

Gansu Jinta Yuantai Commercial Trading Co., Ltd.

These seven companies are all wholly owned subsidiaries of our parent corporation, Gansu Yasheng Salt Chemical Industrial Group.

Copies of the agreements implementing the swap transactions are on file as exhibits to our Preliminary Information Statement filed November 16, 2015 with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YASHENG GROUP

Dated: December 2, 2015	By:	/s/ Haiyun Zhuang
Name: Haiyun Zhuang
Title: Chief Financial Officer